UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 9, 2026

City Office REIT, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Maryland	001-36409	98-1141883
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

666 Burrard Street, Suite 3210,
Vancouver, British Columbia	V6C 2X8
(Address of principal executive offices)	(Zip Code)

(604) 806-3366

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbols	Name of Each Exchange on Which Registered
Common Stock, $0.01 par value	CIO	New York Stock Exchange
6.625% Series A Cumulative Redeemable Preferred Stock, $0.01 par value per share	CIO.PrA	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Introductory Note

On January 9, 2026 (the “Closing Date”), City Office REIT, Inc., a Maryland corporation (the “Company”), completed its previously announced merger (the “Merger”) with MCME Carell Merger Sub, LLC, a Maryland limited liability company (“Merger Sub”) and a wholly owned subsidiary of MCME Carell Holdings, LP, a Delaware limited partnership (“Parent”), pursuant to the Agreement and Plan of Merger, dated as of July 23, 2025 (the “Merger Agreement”), by and among the Company, Parent and Merger Sub. At the effective time of the Merger (the “Effective Time”), the Company merged with and into Merger Sub, with Merger Sub surviving as a wholly owned subsidiary of Parent (the “Surviving Company”). Capitalized terms used but not defined in this Current Report on Form 8-K have the meanings given to them in the Merger Agreement, which is incorporated by reference herein as described below.

Item 1.02	Termination of a Material Definitive Agreement.

On the Closing Date, Parent paid (or caused to be paid) to the lenders under that certain Credit Agreement, dated as of March 15, 2018, by and among City Office REIT Operating Partnership, L.P., the Company, Keybank National Association and the other lenders party thereto (as amended, modified or otherwise supplemented, the “Credit Agreement”) the amount specified in such payoff letter with respect thereto (including after giving effect to any per diem amount specified therein, to the extent applicable) to discharge all outstanding obligations of the Company and its subsidiaries under the Credit Agreement (including the release and discharge of any related guarantees, liens and security interests) and to terminate the commitments thereunder.

The material terms of the Credit Agreement are more fully described in the Company’s Current Report on Form 10-Q filed with the Securities and Exchange Commission (the “SEC”) on November 21, 2025, which description is incorporated herein by reference. The description of the Credit Agreement incorporated by reference is not complete and is subject to and entirely qualified by reference to the full text of the Credit Agreement.

Item 2.01	Completion of Acquisition or Disposition of Assets.

The information set forth in the Introductory Note and Items 3.01, 5.01, 5.02, and 8.01 is incorporated herein by reference.

As a result of the Merger, in accordance with the terms and conditions of the Merger Agreement, at the Effective Time, each share of common stock of the Company, par value $0.01 per share (the “Common Stock”), issued and outstanding immediately prior to the Effective Time (other than certain excluded shares owned, directly or indirectly, by Parent, Merger Sub or the Company), was cancelled and converted automatically into the right to receive $7.00 in cash, without interest and subject to deduction for any required withholding tax (the “Merger Consideration”). In addition, as previously disclosed, on December 4, 2025, the Company delivered notices of redemption with respect to all issued and outstanding shares of the Company’s 6.625% Series A Cumulative Redeemable Preferred Stock, $0.01 par value per share (the “Series A Preferred Stock”) to holders of the Series A Preferred Stock. As a result of the Merger, in accordance with the terms and conditions of the Merger Agreement, each issued and outstanding share of the Series A Preferred Stock was redeemed for cash at $25.00 per share (the “Preferred Merger Consideration”), plus any accrued and unpaid distributions (whether or not declared), and subject to deduction for any required withholding tax.

In accordance with the terms and conditions of the Merger Agreement, immediately prior to the Effective Time, any outstanding equity awards of the Company were treated as provided therein. Each Company RSU Award outstanding as of immediately prior to the Effective Time, whether vested or unvested, automatically became fully vested, was cancelled and converted into the right to receive a cash payment equal to the Merger Consideration multiplied by the number of underlying shares, less applicable withholding. Each Company PSU Award outstanding as of immediately prior to the Effective Time, whether vested or unvested, (1) automatically vested based on the actual level of achievement of the applicable performance goals measured through immediately prior to the Effective Time and (2) was cancelled and converted into the right to receive a cash payment equal to the Merger Consideration multiplied by the number of shares so vested, less applicable withholding.

As of the Effective Time, the Company Incentive Plan was terminated and no holder of a Company Stock Award or any participant in the Company Incentive Plan or any other employee incentive or benefit plan, program or arrangement or any non-employee director plan maintained by the Company has any rights to acquire, or other rights in respect of, the capital stock of the Company, the Surviving Company, or any of their Subsidiaries, except the right to receive the payments contemplated in cancellation and settlement thereof.

The representations, warranties and covenants contained in the Merger Agreement and the agreements described herein were made only for purposes of such agreements and as of the specific date (or dates) set forth therein, were solely for the benefit of the parties to the applicable agreements and are subject to certain limitations as agreed upon by the contracting parties. In addition, the representations, warranties and covenants contained in the applicable agreements may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors are not third-party beneficiaries of the agreements and should not rely on the representations, warranties and covenants contained therein, or any descriptions thereof, as characterizations of the actual state of facts or conditions of the Company. The representations and warranties made by the Company are, subject to certain exceptions, qualified by disclosures made in such party’s disclosure schedules and SEC filings. Moreover, information concerning the subject matter of the representations and warranties may change after the Closing Date.

The Merger was subject to the approval of the Company’s stockholders and the satisfaction or waiver of other customary closing conditions, including (a) the absence of any law, injunction, judgment, order, decree or ruling restraining or prohibiting consummation of the Merger; (b) the receipt of certain third party consents; (c) the receipt of consents from the applicable third parties relating to certain ground leases required under the Phoenix Sale Agreement (as described below) and the sale of certain properties sold pursuant to and in accordance with the Phoenix Sale Agreement; (d) the delivery of a written tax opinion to the effect that, as of December 31, 2014 until the Effective Time, the Company has been organized and operated in accordance with the requirements for qualification and taxation as a REIT; and (e) no event of default that is incapable of being cured or capable of being cured but still continuing shall have occurred and be continuing under certain of the Company’s loan documents, all of which conditions were satisfied or waived prior to the Effective Time.

The foregoing description of the Merger and the Merger Agreement is qualified in its entirety by reference to the Merger Agreement, which was filed as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed on July 24, 2025 and is incorporated by reference herein.

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

The information set forth in the Introductory Note and Item 2.01 is incorporated herein by reference.

On January 9, 2026, the Company (i) notified the New York Stock Exchange (the “NYSE”) of the consummation of the Merger and (ii) requested that the NYSE (A) suspend trading of the Common Stock and the Series A Preferred Stock on the NYSE effective prior to the opening of trading on January 9, 2026, and (B) file with the SEC a Form 25 Notification of Removal from Listing and/or Registration under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), to delist the shares of the Common Stock and the Series A Preferred Stock from the NYSE and deregister the Common Stock and the Series A Preferred Stock under Section 12(b) of the Exchange Act. As a result, the Common Stock and the Series A Preferred Stock will no longer be listed on the NYSE. Upon effectiveness of the Form 25, the Company intends to file with the SEC a certification on Form 15 under the Exchange Act, requesting the suspension of the Company’s reporting obligations under Sections 13 and 15(d) of the Exchange Act.

Item 3.03	Material Modification to Rights of Security Holders.

The information set forth in the Introductory Note and Items 2.01, 3.01, 5.01 and 5.03 is incorporated herein by reference.

As a result of the Merger, each share of Common Stock that was issued and outstanding prior to the Effective Time (except as described in the Merger Agreement) was cancelled and converted automatically, at the Effective Time, into the right to receive the Merger Consideration and each share of Series A Preferred Stock that was issued and outstanding prior to the Effective Time was redeemed, prior to the Effective Time, in exchange for the Preferred Merger Consideration. Accordingly, at the Effective Time, the holders of such shares of Common Stock and Series A Preferred Stock ceased to have any rights as security holders of the Company, other than the right to receive the Merger Consideration and the Preferred Merger Consideration, respectively.

Item 5.01	Changes in Control of Registrant.

The information set forth in the Introductory Note and Items 2.01, 3.01, 3.03 and 5.03 is incorporated herein by reference.

As a result of the consummation of the Merger, a change of control of the Company occurred, and the Company merged with and into Merger Sub, the separate existence of the Company ceased, and Merger Sub survived the Merger as a wholly owned subsidiary of Parent.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The information set forth in the Introductory Note and Item 2.01 is incorporated herein by reference.

At the Effective Time, each member of the board of directors of the Company resigned as a director of the Company and the officers of Merger Sub immediately prior to the Merger Effective Time became the officers of the Surviving Company, each to serve in accordance with the MGCL and the governing documents of the Surviving Company.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The information set forth in the Introductory Note and Item 2.01 is incorporated herein by reference.

At the Effective Time, by operation of law and in accordance with the Merger Agreement, the articles of organization of Merger Sub as in effect immediately prior to the Effective Time became the articles of organization of the Surviving Company. At the Effective Time, by operation of law and in accordance with the Merger Agreement, the limited liability agreement of Merger Sub as in effect immediately prior to the Effective Time became the limited liability agreement of the Surviving Company.

Item 8.01	Other Events.

On January 9, 2026, the Company and MCME Carell issued a joint press release announcing, among other things, the consummation of the Merger. A copy of that press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

The information in Exhibit 99.1 attached hereto shall not be deemed filed for purposes of Section 18 of the Exchange Act or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in filings under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language in such filing.

Item 9.01	Financial Statements and Exhibits.

Exhibit Number	Description

2.1*	Agreement and Plan of Merger, dated July 23, 2025, by and among MCME Carell Holdings, LP, MCME Carell Merger Sub, LLC, and City Office REIT, Inc. (incorporated by reference to Exhibit 2.1 to the Current Report on Form 8-K filed by the Company on July 24, 2025).

99.1	Joint Press Release issued by City Office REIT, Inc., Elliott Investment Management L.P. and Morning Calm Management, LLC on January 9, 2026.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

*	Previously filed.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CITY OFFICE REIT, INC.

Date: January 9, 2026	By:	/s/ Anthony Maretic
	Name:	Anthony Maretic
	Title:	Chief Financial Officer, Secretary and Treasurer